    Prospectus Supplement #1                 Filed pursuant to Rule 424(b)(3)
    (To Prospectus Dated May 29, 2001)             Registration No. 333-58038


                       AFFILIATED COMPUTER SERVICES, INC.

                                  $316,990,000

         3.50% Convertible Subordinated Notes due February 15, 2006 and
      3,649,094 Shares of Class A Common Stock, $0.01 Par Value Per Share,
                      Issuable Upon Conversion of the Notes

                                   ----------


         This prospectus supplement relates to the resale by the holders of Affiliated Computer Services, Inc. 3.50% Convertible Subordinated Notes Due February 15, 2006 and 3,649,094 shares of Class A Common Stock, $0.01 par value per share, issuable upon conversion of the notes.

         This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus dated May 29, 2001 relating to such notes and shares, including any amendments or supplements thereto. The terms of the notes are set forth in the prospectus.

         The information in the table appearing under the heading "Selling Securityholders" in the prospectus is amended by (1) adding the information below with respect to persons not previously listed in the prospectus or in any amendments or supplements thereto, and (2) superceding the information with respect to persons previously listed in the prospectus or in any amendments or supplements thereto that are specified below:

                                                                                    NUMBER OF SHARES OF CLASS A COMMON STOCK
                                                                                    ----------------------------------------
                                                             PRINCIPAL AMOUNT
                                                                 OF NOTES
                                                               BENEFICIALLY
                                                                OWNED AND            BENEFICIALLY    OFFERED    OWNED AFTER
              NAME OF SELLING SECURITYHOLDER                  OFFERED HEREBY             OWNED        HEREBY    THE OFFERING
              ------------------------------                 ----------------        ------------    -------    ------------

NOT PREVIOUSLY LISTED
---------------------
Deutsche Banc Alex Brown Inc.............................      $ 5,520,000              63,544        63,544        -0-
Rhapsody Fund, LP........................................        4,000,000              46,046        46,046        -0-
Investcorp - SAM Fund Ltd................................        3,100,000              35,686        35,686        -0-
IMF Convertible Fund.....................................          700,000               8,058         8,058        -0-
CitiSam Fund Ltd.........................................        3,000,000              34,535        34,535        -0-
Michigan Professional Insurance Exchange.................          110,000               1,266         1,266        -0-
National Fuel Gas Company Retirement Fund................          150,000               1,726         1,726        -0-
KBC Financial Products USA...............................        3,100,000              35,686        35,686        -0-
Mid America Life Insurance Company.......................          100,000               1,151         1,151        -0-
Middle Cities Risk Management Trust......................          200,000               2,302         2,302        -0-
Midwest Security Life....................................          270,000               3,108         3,108        -0-
Mutual Protective Insurance Company......................        1,100,000              12,662        12,662        -0-
NCMIC....................................................          550,000               6,331         6,331        -0-
National Mutual Insurance Company........................           30,000                 345           345        -0-
New Era Life Insurance Company...........................          300,000               3,453         3,453        -0-
Oak Casualty Insurance Company...........................           50,000                 575           575        -0-
PHICO Insurance Company..................................          600,000               6,907         6,907        -0-
Physicians Mutual Insurance Company......................          600,000               6,907         6,907        -0-
Pioneer Insurance Company................................           90,000               1,036         1,036        -0-
Republic Mutual Insurance Company........................           15,000                 172           172        -0-

                                                                                    NUMBER OF SHARES OF CLASS A COMMON STOCK
                                                                                    ----------------------------------------
                                                             PRINCIPAL AMOUNT
                                                                 OF NOTES
                                                               BENEFICIALLY
                                                                OWNED AND            BENEFICIALLY    OFFERED    OWNED AFTER
              NAME OF SELLING SECURITYHOLDER                  OFFERED HEREBY             OWNED        HEREBY    THE OFFERING
              ------------------------------                 ----------------        ------------    -------    ------------
Standard Mutual Insurance Company........................          300,000               3,453         3,453        -0-
State National Insurance Company.........................          110,000               1,266         1,266        -0-
Texas Builders Insurance Company.........................          130,000               1,496         1,496        -0-
Texas Hospital Insurance Exchange........................           30,000                 345           345        -0-
Transguard Insurance Company of America Inc..............        1,000,000              11,511        11,511        -0-
United National Insurance Company........................          800,000               9,209         9,209        -0-
VESTA-INEX Insurance Exchange IASA.......................          500,000               5,755         5,755        -0-
Western Home Insurance Company...........................          200,000               2,302         2,302        -0-
West Virginia Fire Insurance Company.....................           10,000                 115           115        -0-
Westward Life Insurance Company..........................          180,000               2,072         2,072        -0-
Wisconsin Lawyers Mutual Insurance Company...............          200,000               2,302         2,302        -0-
Wisconsin Mutual Insurance Company.......................          150,000               1,726         1,726        -0-
World Insurance Company..................................          120,000               1,381         1,381        -0-
Credit Suisse First Boston Corporation...................        9,440,000             108,670       108,670        -0-
American Country Insurance Company.......................          600,000               6,907         6,907        -0-
American Founders Life Insurance Company.................          260,000               2,993         2,993        -0-
American Pioneer Life Insurance Company of New
  York...................................................           70,000                 805           805        -0-
American Progressive Life and Health Insurance
  Company of New York....................................           70,000                 805           805        -0-
American Public Entity Excess Pool.......................           80,000                 920           920        -0-
Baltimore Life Insurance.................................          300,000               3,453         3,453        -0-
BCS Life Insurance Company...............................          650,000               7,482         7,482        -0-
Buckeye State Mutual Insurance Company...................           20,000                 230           230        -0-
Catholic Mutual Relief Society of America................          500,000               5,755         5,755        -0-
Catholic Mutual Relief Society of America Retirement
  Plan and Trust.........................................          280,000               3,223         3,223        -0-
Catholic Relief Insurance Company of America.............          600,000               6,907         6,907        -0-
Celina Mutual Insurance Company..........................           20,000                 230           230        -0-
Central States Health and Life Company of Omaha..........          300,000               3,453         3,453        -0-
Century-National Insurance Company.......................          900,000              10,360        10,360        -0-
Chicago Mutual Insurance Company.........................           60,000                 690           690        -0-
Chrysler Insurance Company...............................        2,250,000              25,901        25,901        -0-
Cumberland Mutual Fire Insurance Company.................          210,000               2,417         2,417        -0-
Colonial Life Insurance Company of Texas.................           25,000                 287           287        -0-
Colonial Lloyds Insurance Company........................           10,000                 115           115        -0-
Commonwealth Dealers -- CDLIC............................          200,000               2,302         2,302        -0-
Concord Life Insurance Company...........................          190,000               2,187         2,187        -0-
CSA Fraternal Life Insurance Company.....................          130,000               1,496         1,496        -0-
Cumberland Insurance Company.............................           60,000                 690           690        -0-
Dakota Truck Underwriters................................           25,000                 287           287        -0-
Educators Mutual Life Insurance Company..................          150,000               1,726         1,726        -0-
Farmers Home Mutual Insurance Company....................          450,000               5,180         5,180        -0-
Federated Rural Electric Insurance Exchange..............          270,000               3,108         3,108        -0-
First Dakota Indemnity Company...........................            5,000                  57            57        -0-
First Mercury Insurance Company..........................           50,000                 575           575        -0-
Founders Insurance Company...............................           40,000                 460           460        -0-
Goodville Mutual Casualty Company........................           50,000                 575           575        -0-
Grain Dealers Mutual Insurance...........................          160,000               1,841         1,841        -0-
Guarantee Trust Life Insurance Company...................        1,100,000              12,662        12,662        -0-
Guaranty Income Life Insurance Company...................          400,000               4,604         4,604        -0-
Hannover Life Reassurance Company of America.............          500,000               5,755         5,755        -0-

                                                                                    NUMBER OF SHARES OF CLASS A COMMON STOCK
                                                                                    ----------------------------------------
                                                             PRINCIPAL AMOUNT
                                                                 OF NOTES
                                                               BENEFICIALLY
                                                                OWNED AND            BENEFICIALLY    OFFERED    OWNED AFTER
              NAME OF SELLING SECURITYHOLDER                  OFFERED HEREBY             OWNED        HEREBY    THE OFFERING
              ------------------------------                 ----------------        ------------    -------    ------------
Holy Family Society......................................          100,000               1,151         1,151        -0-
ISBA Mutual Insurance Company............................          230,000               2,647         2,647        -0-
Integrity Mutual Insurance Company.......................          320,000               3,683         3,683        -0-
Kanawha Life Insurance Company...........................          250,000               2,877         2,877        -0-
Landmark Life Insurance Company..........................           60,000                 690           690        -0-
Lebanon Mutual Insurance Company.........................           90,000               1,036         1,036        -0-
Loyal Christian Benefit Association......................           80,000                 920           920        -0-
Marquette Indemnity and Life Insurance Company...........           70,000                 805           805        -0-
Medico Life Insurance Company............................          900,000              10,360        10,360        -0-
Medmarc Insurance Company................................          500,000               5,755         5,755        -0-

PREVIOUSLY LISTED
-----------------
CIBC World Markets.......................................        3,000,000              34,535        34,535        -0-
Goldman Sachs and Company................................        3,339,000              38,437        38,437        -0-
HFR Master Fund, Ltd.....................................          400,000               4,604         4,604        -0-
Zurich Institutional Benchmarks Master Fund Ltd..........        1,250,000              14,389        14,389        -0-
SCI Endowment Care Common Trust Fund - National
  Fiduciary Services.....................................          230,000               2,647         2,647        -0-
Radian Guaranty Inc......................................        1,850,000              21,296        21,296        -0-
Transamerica Life Insurance and Annuity Co. .............       12,000,000             138,140       138,140        -0-

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             The date of this prospectus supplement is June 22, 2001